UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2014
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Completion of Offering of 3.250% Senior Notes due 2019 by Celanese US Holdings LLC
On September 24, 2014, Celanese US Holdings LLC (“Celanese US”), a wholly owned subsidiary of Celanese Corporation (the “Company”), completed its registered offering of €300,000,000 of 3.250% Senior Notes due 2019 (the “Notes”). The Notes have been issued under an Indenture, dated as of May 6, 2011 (the “Base Indenture”), among the Company, Celanese US, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by a Third Supplemental Indenture, dated September 24, 2014 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Celanese US, certain subsidiaries of Celanese US (the “Guarantors”), the Trustee, Deutsche Bank Trust Companies Americas, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar and as transfer agent.
Proceeds from the sale of the Notes, plus cash on hand, will be used to pay, on October 15, 2014, the outstanding principal balance of Celanese US’s 6.625% Senior Notes due 2018, which Celanese US has called for redemption, plus accrued interest and the applicable redemption premium thereon.
The Notes bear interest at a rate of 3.250% per year, payable semi-annually in arrears. Celanese US’s obligations under the Notes are guaranteed on a senior unsecured basis by the Company and the Guarantors.
Upon the occurrence of a change of control or upon the sale of certain assets in which Celanese US does not apply the proceeds as required, the holders of the Notes will have the right to require Celanese US to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.
The Indenture contains covenants limiting, among other things, the Company and the Guarantors’ ability to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. The Indenture also contains customary events of default.
The foregoing description does not constitute a complete summary of the terms of the Notes, the Base Indenture and the Third Supplemental Indenture and is qualified in its entirety by reference to the copy of the Base Indenture previously filed as Exhibit 4.2 to the Company's current report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2011 and the copies of the form of Note and the Third Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Current Report, which are each incorporated herein by reference.
Amendment to Senior Credit Facilities
On September 24, 2014, the Company, Celanese US, and the Guarantors entered into an Amendment Agreement (the “Amendment Agreement”) with the lenders under Celanese US’s existing senior secured credit facilities in order to amend the corresponding Amended and Restated Credit Agreement, dated September 29, 2010 (as previously amended on January 23, 2013, August 14, 2013 and September 16, 2013; the credit agreement as previously so amended, the “Existing Credit Agreement”, and as amended by the Amendment Agreement, the “Amended Credit Agreement”), by and among the Company, Celanese US, the subsidiaries of Celanese US from time to time party thereto as borrowers and guarantors, Deutsche Bank AG, New York Branch, as administrative agent and as collateral agent, Bank of America, N.A., as syndication agent, Citi Bank, N.A., HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC as co-documentation agents, and the other lenders party thereto (the “Lenders”).
As part of the Amendment Agreement, all of the U.S. dollar-denominated term loans and all but €28 million of the euro-denominated term loans under the Existing Credit Agreement were converted into or refinanced by term loans having an extended maturity of October 31, 2018 (the “Term C-3 Loans”). The non-extended portions of the term loans were continued under the Amended Credit Agreement without change to the maturity date of October 31, 2016 as provided under the Existing Credit Agreement (the “Term C-2 Loans”). Additionally, the maturity date of all of the revolving commitments, an aggregate principal amount of $600 million, was extended to October 31, 2018. Also, the Lenders extended an additional $300 million of revolving commitments having a maturity date of October 31, 2018 under the Amended Credit Agreement, resulting in an aggregate principal amount of revolving commitments of $900 million.
Borrowings under the Amended Credit Agreement will continue to bear interest at a variable interest rate based on LIBOR (for U.S. dollars) or EURIBOR (for euros), as applicable, or, for U.S. dollar-denominated loans under certain circumstances, a base rate, in each case plus an applicable margin. The applicable margin for the Term C-2 Loans and the Term C-3 Loans is 2.00% and 2.25%, respectively, above LIBOR or EURIBOR, as applicable, and 1.00% and 1.25%, respectively, for Alternative Base Rate (“ABR Loans”) term loans. The applicable margin for loans under the revolving credit facility is currently 1.50% above LIBOR or EURIBOR, as applicable, and 0.50% for ABR revolving loans, subject to increase or reduction in certain circumstances based on changes in the Company’s or Celanese US’s corporate credit ratings. Term loans under the Amended Credit Agreement are subject to amortization at 1.00% of the initial principal amount per annum, payable quarterly.
The Amended Credit Agreement is guaranteed by the Company and the Guarantors and is secured by a lien on substantially all assets of Celanese US and the Guarantors, subject to certain agreed exceptions (including for certain real property and certain shares of foreign subsidiaries), pursuant to the Guarantee and Collateral Agreement, dated as of April 2, 2007, by and among the Company, Celanese US, the Guarantors and Deutsche Bank AG, New York Branch (as amended, the “Guarantee and Collateral Agreement”).
The Amended Credit Agreement contains covenants that are substantially similar to those found in the Existing Credit Agreement, including, but not limited to, restrictions on the Company’s and its subsidiaries’ ability to incur indebtedness; grant liens on assets; merge, consolidate, or sell assets; pay dividends or make other restricted payments; make investments; prepay or modify certain indebtedness; engage in transactions with affiliates; enter into sale-leaseback transactions or hedge transactions; or engage in other businesses; as well as a covenant requiring maintenance of a maximum first lien senior secured leverage ratio of not greater than 3.90:1.00, which covenant is only tested when any revolving facility credit extensions are outstanding. The Amended Credit Agreement also maintains, from the Existing Credit Agreement, a number of events of default, including a cross default to other debt of the Company, Celanese US, or their subsidiaries, including the Notes, in an aggregate amount equal to more than $50 million and the occurrence of a change of control. Failure to comply with these covenants, or the occurrence of any other event of default, could result in acceleration of the loans and other financial obligations under the Amended Credit Agreement.
The foregoing description does not constitute a complete summary of the terms of the Amendment Agreement, the Amended Credit Agreement and the Guarantee and Collateral Agreement and is qualified in its entirety by reference to the copies of the Amendment Agreement and the Amended Credit Agreement filed as Exhibit 10.1 to this Current Report and the copy of the Guarantee and Collateral Agreement previously filed as Exhibit 10.2 to the Company's current report on Form 8-K filed with the Commission on May 28, 2010, which are each incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure.*
On September 24, 2014, Celanese issued a press release announcing the completion of the issuance and sale of the Notes and the amendment of the Existing Credit Agreement. A copy of the press release is furnished with this Current Report as Exhibit 99.1.
Item 8.01 Other Events.
The opinion and consent of Gibson, Dunn & Crutcher LLP in connection with the validity of the Notes offered under the Registration Statement are filed as Exhibits 5.1 and 23.1, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
4.1	Form of 3.250% Senior Note due 2019.

4.2
Third Supplemental Indenture, dated as of September 24, 2014, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as trustee, Deutsche Bank Trust Companies Americas, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar and as transfer agent.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated September 24, 2014.

10.1
Amendment Agreement, dated September 24, 2014, among Celanese Corporation, Celanese US Holdings LLC, certain subsidiaries of Celanese US Holdings LLC, Deutsche Bank AG, New York Branch, as administrative agent and as collateral agent, Bank of America, N.A., as syndication agent, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC as co-documentation agents, and the other lenders party thereto (contains an Amended and Restated Credit Agreement).

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 24, 2014.*

*
The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date: September 25, 2014

Exhibit Index

Exhibit
Number	Description
4.1	Form of 3.250% Senior Note due 2019.

4.2
Third Supplemental Indenture, dated as of September 24, 2014, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as trustee, Deutsche Bank Trust Companies Americas, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar and as transfer agent.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated September 24, 2014.

10.1
Amendment Agreement, dated September 24, 2014, among Celanese Corporation, Celanese US Holdings LLC, certain subsidiaries of Celanese US Holdings LLC, Deutsche Bank AG, New York Branch, as administrative agent and as collateral agent, Bank of America, N.A., as syndication agent, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC as co-documentation agents, and the other lenders party thereto (contains the Amended and Restated Credit Agreement).

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 24, 2014.*

*
The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.